UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Item 8.01 Other Events.

On October 30, 2017, Waste Management, Inc. (the “Company”) commenced an underwritten public offering of $750,000,000 aggregate principal amount of its 3.150% Senior Notes due 2027 (the “3.150% Notes”) under the Company’s Registration Statement on Form S-3 (No. 333-207628) (the “Registration Statement”). The 3.150% Notes, which will be fully and unconditionally guaranteed by the Company’s wholly owned subsidiary Waste Management Holdings, Inc. (“WM Holdings”), will be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into on October 30, 2017 among the Company, WM Holdings and Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

The Underwriting Agreement includes the terms and conditions for the issuance and sale of the 3.150% Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and commercial services for the Company, for which they have received or will receive customary fees and expense reimbursements.

Closing of the issuance and sale of the 3.150% Notes is expected to occur on November 8, 2017. The 3.150% Notes will be issued under an indenture dated as of September 10, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association), as trustee (the “Indenture”). The terms of the 3.150% Notes and the guarantee by WM Holdings will be set forth in an officers’ certificate of the Company (the “Officers’ Certificate”) delivered pursuant to the Indenture on the closing date.

Additionally, on October 31, 2017, the Company announced that it will redeem the entire outstanding principal amount of its 6.10% Senior Notes due 2018 (the “6.10% Notes”). The redemption date for the 6.10% Notes is November 30, 2017. The aggregate principal amount of the 6.10% Notes outstanding is $590 million. The redemption price for the 6.10% Notes will include accrued and unpaid interest on the 6.10% Notes up to the redemption date and a make-whole premium, which will be calculated three business days prior to the redemption date in accordance with the terms of the Indenture, which also governs the 6.10% Notes. The Company plans to use the proceeds from the issuance of the 3.150% Notes to fund the redemption.

Copies of the Underwriting Agreement, the Indenture, the form of the Officers’ Certificate and the guarantee agreement by WM Holdings are being filed as Exhibits 1.1, 4.1, 4.2 and 4.4 respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number
1.1

Underwriting Agreement dated October 30, 2017 by and among the Company, WM Holdings and Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named therein.

4.1

Indenture dated September 10, 1997 by and between the Company and The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association), as Trustee, relating to senior debt securities of the Company (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (Commission File No. 001-12154) filed September 24, 1997).

4.2	Form of Officers’ Certificate delivered pursuant to Section 3.01 of the Indenture establishing the terms and form of the 3.150% Senior Notes due 2027.

4.3	Form of 3.150% Senior Note due 2027 (included in Exhibit 4.2 above).

4.4	Form of Guarantee Agreement by WM Holdings in favor of the holders of the 3.150% Senior Notes due 2027.

5.1	Opinion of Baker Botts L.L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: November 3, 2017	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President, Chief Legal Officer and
Chief Compliance Officer